Exhibit 99-1

UCG, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2020

IN U.S. DOLLARS

UCG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars except share and per share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
A s s e t s
Current Assets
Cash and cash equivalents	82,956	359,461
Accounts receivable, net	8,186	6,448
Other current assets	355,666	213,011
T o t a l Current assets	446,808	578,920

Right Of Use asset arising from operating lease	17,930	24,034

Property and Equipment, Net	20,643	17,225
		620620
T o t a l assets	485,381	620,179

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	39,352	31,369
Other accounts liabilities	98,115	73,452
T o t a l current liabilities	137,467	104,821

Liability for employee rights upon retirement	44,623	41,846

T o t a l liabilities	182,090	146,667

Stockholders’ Deficit
Common stocks of US$ 0.0001 par value each (“Common Stocks”): 1,000,000 shares authorized as of March 31, 2020 and December 31, 2019; issued and outstanding 372,500 shares as of March 31, 2020 and December 31, 2019.	37	37
Additional paid-in capital	1,095,610	1,095,610
Foreign currency translation adjustments	(1,998)	(715)
Accumulated deficit	(790,358)	(621,420)
T o t a l stockholders’ deficit	303,291	473,512
T o t a l liabilities and stockholders’ deficit	485,381	620,179

The accompanying notes are an integral part of the condensed consolidated financial statements.

2

UCG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Three months ended
	March 31
	2020	2019
	(Unaudited)

Revenues	3,516	26,571

Research and development expenses	(99,948)	(44,623)
General and administrative expenses	(57,406)	(23,617)
Operating loss	(153,838)	(41,669)
Financing expenses, net	(15,100)	(18,482)
Net loss	(168,938)	(60,151)

Other comprehensive loss - Foreign currency gain (loss)	(1,283)	3,533
Comprehensive loss	(170,221)	(56,618)

Loss per share (basic and diluted)	(0.45)	(0.21)

Basic and diluted weighted average number of shares of common stock outstanding	372,500	280,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

UCG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s stockholders’ equity

BALANCE AT JANUARY 1, 2019	280,000	28	271,069	(5,723)	(207,494)	57,880
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED MARCH 31, 2019:
Shares issued in payment of liability	5,733	1	43,374	-	-	43,375
Foreign currency translation adjustments	-	-	-	3,533	-	3,533
Comprehensive loss for three month ended March 31, 2019	-	-	-	-	(60,151)	(60,151)
BALANCE AT MARCH 31, 2019 (Unaudited)	285,733	29	314,443	(2,190)	(267,645)	44,637

	Number of Shares	Amount	Additional paid-in capital	Foreign currency translation adjustments	Accumulated deficit	Total Company’s stockholders’ equity

BALANCE AT JANUARY 1, 2020	372,500	37	1,095,610	(715)	(621,420)	473,512
CHANGES DURING THE PERIOD OF THREE MONTHS ENDED MARCH 31, 2020:
Foreign currency translation adjustments	-	-	-	(1,283)	-	(1,283)
Comprehensive loss for three month ended March 31, 2020	-	-	-	-	(168,938)	(168,938)
BALANCE AT MARCH 31, 2020 (Unaudited)	372,500	37	1,095,610	(1,998)	(790,358)	303,291

4

UCG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars except)

	Three months ended
	March 31,
	2020	2019
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(168,938)	(60,151)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	9,627	9,447
Increase in liability for employee rights upon retirement	4,057	4,075
Decrease (increase) in accounts receivable	(1,935)	3,776
Decrease (increase) in other current assets	(13,826)	11,056
Increase (decrease) in accounts payable	8,943	(1,178)
Increase in other accounts liabilities	33,696	11,310
Net cash used in operating activities	(128,376)	(21,665)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans granted to related parties	(145,292)	(35,494)
Purchase of Property and Equipment	(6,886)	(1,507)
Net cash used in investing activities	(152,178)	(37,001)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of lease liability	(6,942)	(6,814)
Proceeds from issued in payment of liability	-	43,375
Net cash provided by (used in) financing activities	(6,942)	36,561

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	10,991	(739)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(276,505)	(22,844)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	359,461	23,149

CASH AND CASH EQUIVALENTS AT END OF PERIOD	82,956	305

The accompanying notes are an integral part of the condensed consolidated financial statement

5

UCG, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 1 –	GENERAL

A.	Operations

UCG, INC. (the “Company”) was incorporated on September 13, 2017, under the laws of the State of Florida. The Company wholly-owns the issued and outstanding shares of RNA Ltd (hereinafter: “RNA”).

RNA is primarily a research and development company that has been performing software design work for the Company in the field of cybersecurity under the terms of development agreement between the Company and RNA. The Company is primarily engaged in the marketing and distribution of cybersecurity related products.

In anticipation of the transaction contemplated under the Merger Agreement referred to below, SG 77 Inc. a Delaware Corporation and a wholly-owned subsidiary of the Company (“SG”), was incorporated on April 16, 2020 and all of the cybersecurity rights and interests held by the Company, including the share ownership of RNA, were assigned to SG.

On April 27, 2020, the Company completed a reverse triangular merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among World Health Energy Holdings, Inc., (“WHEN”), R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of WHEN (“Sub”), the Company, SG, and RNA. Under the terms of the Merger Agreement, R2GA merged with SG, with SG remaining as the surviving corporation and a wholly-owned subsidiary of the WHEN (the “Merger”). The Merger was effective as of April 27, 2020 whereby SG became a direct and wholly owned subsidiary of WHEN and RNA indirect wholly owned subsidiary of the Company. Each of Gaya Rozensweig and George Baumeohl, directors of the Company, are also the sole shareholders and directors of the Company.

As consideration for the Merger, WHEN issued to UCG 3,870,000 Series B Convertible Preferred Stock, par value $0.0007 per share, of WHEN (the “Series B Preferred Shares”). Each share of the Series B Preferred Shares will automatically convert into 100,000 shares of WHEN’s common stock, par value $0.0007 (the “Common Stock”), for an aggregate amount of 387,000,000,000 shares of WHEN’s Common Stock, upon the filing with the Secretary of State of Delaware of an amendment to WHEN’s certificate of incorporation increasing the number of authorized shares of Common Stock that the Company is authorized to issue from time to time.

B.	Going concern uncertainty

Since inception, the Company has devoted substantially all its efforts to research and development. The Company is still in its development stage and the extent of the Company’s future operating losses and the timing of becoming profitable, if ever, are uncertain. As of March 31, 2020, the Company had $82,956 in cash and cash equivalents, net losses of $168,938 and accumulated deficit of $790,358.

The Company will need to secure additional capital in the future in order to meet its anticipated liquidity needs primarily through the sale of additional Common Stock or other equity securities and/or debt financing. Funds from these sources may not be available to the Company on acceptable terms, if at all, and the Company cannot give assurance that it will be successful in securing such additional capital.

These conditions raise substantial doubt about the Company’s ability to continue to operate as a “going concern.” The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

6

UCG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 –	GENERAL (continue)

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On March 11, 2020, the World Health Organization declared the outbreak of a novel coronavirus (SARS-CoV-2) to be a global pandemic (COVID-19), which continues to spread throughout the United States and around the world. The COVID-19 pandemic is having significant effects on global markets, supply chains, businesses, and communities. Specific to the Company, COVID-19 may impact various parts of its 2020 operations and financial results including but not limited to reduction is sales, difficulties in obtaining additional financing, or potential shortages of personnel. The Company believes it is taking appropriate actions to mitigate the negative impact. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated as these events occurred subsequent to year end and are still developing.

C.	Risk factors

The Company and RNA (collectively, the “Group”) face a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Group’s products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Group’s future results. In addition, the Group expects to continue incurring significant operating costs and losses in connection with the development of its products and increased marketing efforts. As mentioned above, the Group has not yet generated significant revenues from its operations to fund its activities, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiary, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q. In the opinion of management, the financial statements presented herein have not been audited by an independent registered public accounting firm but include all material adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial condition, results of operations and cash flows for the for three-months ended March 31, 2020. However, these results are not necessarily indicative of results for any other interim period or for the year ended December 31, 2020. The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions for the reporting periods covered by the financial statements. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

Certain information and footnote disclosures normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report filed under cover of Form 8-K/A on July 30 2020.

7

UCG, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (continue)

Principles of Consolidation

The consolidated financial statements are prepared in accordance with US GAAP. The consolidated financial statements of the Company include the Company and its wholly-owned and majority-owned subsidiaries. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions.

Recent Accounting Pronouncements

In June 2016, FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. In November 2018, FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses”, which amends the scope and transition requirements of ASU 2016-13. Topic 326 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. Topic 326 will originally become effective for the Company beginning January 1, 2020, with early adoption permitted, on a modified retrospective approach. As a smaller reporting company, the effective date for the Company has been delayed until fiscal years beginning after December 15, 2022, in accordance with ASU 2019-10, although early adoption is still permitted. This standard is not expected to have a material impact to the Company’s consolidated financial statements after evaluation.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. This standard is not expected to have a material impact to the Company’s consolidated financial statements after evaluation.

8

UCG, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 3 –	RELATED PARTIES

A.	Transactions and balances with related parties

	Three months ended March 31
	2020	2019

General and administrative expenses:
Salaries and fees to officers	15,034	11,553

Research and development expenses:
Salaries and fees to officers	8,495	6,201

B.	Balances with related parties and officers:

	As of March 31,
	2020	2019

Other accounts receivable	306,740	80,815

NOTE 4 –	SUBSEQUENT EVENTS

MERGER AGREEMENT

See Note 1 above for additional detailed regarding the merger agreement signed on April 27, 2020.

9